EXHIBIT 99.1

January 30, 2003

Certain matters discussed in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward- looking statements due to a number of factors, including general economic conditions, interest rates, the availability of ARM securities and loans for acquisition and other risk factors outlined in the company's SEC reports and the annual report on Form 10-K.

Current Snap Shot Annual EPS of $2.60 - 24% year-over-year growth Dividend increased to $0.585 per share - a historic high Return on equity of 17% vs. 14% a year ago Total assets of $10.5 billion - 81% growth over 2001 Loan originations of $2.3 billion - up 290% over last year Historical book value of $16.54 - up 9% from 2001 As of December 31, 2002.

2003-2005 Strategic Objectives Become a top 50 mortgage lender ($7 billion in originations) Grow total assets to $23 billion Achieve 15%+ average return on equity Grow earnings, dividends and book value by 5%+ per year Achieve $2 billion in market cap Provide a 15%+ total return to shareholders

Achieving Our Strategic Objectives Grow "higher margin" origination volumes Raise new equity capital at premium to book value Develop alternative revenue sources Create brand recognition and potential pricing power Maximize use of technology for efficiency and innovation

Not Your Typical Mortgage Lender Operating efficiencies translate into better pricing Focus on higher balance ARM loans Low cost delivery mechanism Effective use of technology Outsource back office functions REIT tax advantage

TMA's Significant Operating Efficiencies (1) Data represents non-interest operating expenses as a percentage of average assets. TMA data as of year end 2002, all other data as of Q4 2001. (1) Reflects only high-quality mortgage originators; passive holders not included. TMA GSB WM GDW NDE 0.45% 0.91% 1.59% 2.04% 4.04%

Not Your Typical Mortgage Lender Portfolio lending provides opportunity Improves the economics of mortgage lending Ability to offer innovative loan products Allows for common sense underwriting Consumer appeal - we don't sell our loans Effective customer retention through Quality customer experience Loan modifications

Great Business Model: More Profit with Less Risk Effectively manage credit and interest rate risk Focus only on excellent quality assets Adhere to stringent loan underwriting criteria (700+ FICO) Acquire only adjustable-rate mortgage ("ARM") assets Pursue matched funding strategy Acquire assets through multiple channels

1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 91.8 6.9 0.9 0.4 <BBB 0.4% "A" Quality Whole Loans (pending securitization) 6.9% As of December 31, 2002. Agency "AAA" Private AAA/AA 91.8% Maintaining the Highest Credit Standards A/BBB 0.9%

As of December 31, 2002. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 72 27.4 90 20.4 West 28 38.6 34.6 31.6 North 2 46.9 45 43.9 72% 28% Traditional ARMs Hybrid ARMs Traditional ARM repricing mismatch is 37 days Hybrid ARM duration mismatch is 3 months When interest rates rise, yields on assets acquired with equity also rise, enhancing ROE Match Funding Strategy Provides Earnings Stability

Diversification is Key to Consistent Earnings Bulk Loans Correspondent Lending Direct Lending Loan Securitization ARM Asset Portfolio Mortgage-Backed Securities Loan Servicing We Don't Sell Our Loans

Diversification = Opportunistic Asset Purchases % of ARM Portfolio Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 0.02562 0.02516 0.02422 0.0246 0.02435 0.02183 0.02 0.01949 0.01818 0.01926 0.01751 0.01645 0.0147 0.0129 0.0097 0.0092 0.0085 0.0089 0.0099 0.011 % of total premium to total portfolio 1998 1999 2000 2001 Growing originations reduces reliance on purchased assets Results in lower purchase premiums and lower write-offs during refinancing periods Contributes to higher and more stable profitability 2002

$0.75 $0.88 $1.05 $2.09 $2.59 Results of an Improved Business Model (EPS) 36.3% CAGR Dividends paid $1.14 $0.92 $0.96 $1.75 $2.285 1998 1999 2000 2001 2002

5/1 Hybrid Jumbo Loan 5/1 Hybrid Agency MBS Mortgage rate 4.90% @ 101.32% 5.00% @ 100.40% Serv., amort., sec. cost 1.10 .30 Net yield 3.80% 4.70% 4-yr financing costs 2.80% 2.90% Net spread 1.00% 1.80% Yield on assets 3.80% 4.70% Net spread x leverage (10x) 10.00 18.00 Return on investment 13.80% 22.70% G&A expenses 3.00 4.50 Projected ROE As of January 17, 2003. Mortgage Origination = Enhanced Profitability Originated Purchased 10.80% 18.20%

Origination Target = 70% of All Asset Acquisitions For Year End December 31, 2002 2003 Target Allocation (1) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 70 30 0 0 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Origination 70% Wholesale 30% Long Term Target Allocation Trending Towards More Profitable Growth 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 24 76 0 0 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Wholesale 76% Origination 24% MBS 69% 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 42 58 0 0 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Origination 42% (1) Assumes $7.2 billion of acquisitions in 2003; including $3.0 billion of loan originations. Wholesale 58%

Growth Strategies for the Loan Origination Business Strategic Partnering with Intermediaries Correspondent Lenders Financial Advisors and Planners Corporate Affinity Programs Targeting Consumers Directly Shareholders and their friends and family members Internet initiatives Targeted direct mail Loan portfolio solicitation

Retail Correspondent Loan Originations Exceeding Expectations (in millions) 1999 2000 2001 2002 17.2 48.2 482.2 1906.5 2.6 108.1 379.8 $17.2 $50.8 $590.3 $2,286.3 Over 100 correspondent relationships Currently lending directly in 42 states Currently the nation's 83rd largest mortgage originator $2.0 billion of serviced loans representing 4,778 customers As of December 31, 2002.

Not Your Typical Borrower Average Loan Size = $470,000 Average Effective Loan to Value = 67% Average FICO Score = 742 Average Verified Assets = $760,000 Average Total Debt Ratio = 29% Average Annual Income = $288,000 Average Age = 45

Exceptional Credit Performance (1) Seriously delinquent loans include loans that are delinquent for 60 or more days, foreclosures, and REO. Current Reserve Balance = $13,865,000 Total Aggregate Charge Offs Since 1998 = $174,000 1st Qtr 2nd Qtr 4th Qtr Q1 0.95 1.33 90 20.4 Q2 0.14 1.32 34.6 31.6 Q3 0.15 1.31 45 43.9 Q4 0.46 1.28 Q1 0.46 1.24 Q2 0.54 1.23 Q3 0.58 1.22 Q4 0.68 1.19 Q1 0.72 1.1 Q2 0.75 1.14 Q3 0.43 1.2 Q4 0.43 1.32 Q1 0.19 1.35 Q2 0.33 1.45 Q3 0.14 1.52 Q4 0.1 1.53 Q1 0.12 1.48 Q2 0.08 1.57 Q3 0.09 1.61 Q4 0.1 % of ARM Loan Portfolio 1998 2001 1999 2000 TMA MBA National Delinquency Survey 2002 Delinquent Loans as a Percentage of Loan Portfolio(1)

Compelling Total Return Opportunity Providing attractive returns and a proven track record Current dividend yield exceeds 11% EPS growth potential through expanding loan origination activity 15% annualized total return since 1998 Growing origination capability drives long term financial goals 15%+ total return to shareholders 5%+ yearly dividend growth target Consistency in financial results over an interest rate cycle